Exhibit 99.1
NEWS RELEASE
Atlanta, Georgia
February 28, 2008
Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS Technologies Announces
Record Fourth Quarter, Annual 2007 Results

Strong Operating Performance Leads to Record Earnings Per Share
ATLANTA — February 28, 2008 — EMS Technologies, Inc. (Nasdaq — ELMG) today reported strong performance in the final quarter of 2007, including a 19 percent increase in operating income versus the comparable quarter in 2006 and record earnings from continuing operations of $7.2 million, or $.46 per share, on revenues of $76.0 million. The 2007 results eclipsed the previous records set in the fourth quarter of 2006, when earnings from continuing operations were $6.8 million, or $.44 per share, on revenues of $72.4 million. The Company’s fourth quarter results were led by its performance in the satellite communications and defense areas, with significant continued profitability in its logistics business.
For the year, operating income was $19.3 million in 2007, a 34 percent increase compared with 2006, resulting in record earnings from continuing operations of $19.2 million, or $1.24 per share, on revenues of $287.9 million. Earnings from continuing operations in 2007 were 22 percent higher than the $15.8 million total reported for 2006, or $1.08 per share, on revenues of $261.1 million. Earnings per share in 2006 included $.34 of certain tax benefits; excluding these benefits, on a pro forma basis, earnings per share in 2007 were 68 percent higher than in 2006.
“In the fourth quarter, sales in the satellite communications business reached an all-time high, and its operating income for the period doubled in 2007 versus 2006. In addition, operating income for the period in the defense and space segment also doubled in 2007 versus 2006, and it reported a record backlog for the fifth-consecutive quarter. Higher international sales in the mobile logistics business helped overcome domestic market conditions, resulting in overall growth for this segment in 2007,” said Paul Domorski, president and CEO, EMS Technologies.
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Aero Sector Sales High, Inmarsat Handheld Work Continues, Contract Renewal for NATO Force Tracking Services
EMS’s satellite communications business reported 37 percent revenue growth quarter-over-comparable-quarter. The largest contributor to its growth remained the aero sector, where demand remained strong among commercial and military customers. Sales of military HSD terminals and AMT-50 antennas increased significantly this quarter over the same period last year. EMS’s CNX® Cabin Gateway family of products also was in high demand among business jet customers, with Q4 sales more than doubling in 2007 vs. 2006. The product, which supports wired and wireless local area networks, operates with RIM’s newly launched Wi-Fi-enabled BlackBerry® Curve smartphone, allowing quick, convenient in-flight connectivity.
During the fourth quarter, Air France joined the growing list of global airlines to begin trials of in-flight e-mail and voice communications for passengers using EMS technology built for key OEM partners. EMS is well positioned to be an infrastructure provider as connectivity on commercial aircraft increases. Also during Q4, EMS’s SwiftBroadband products were the first such products in the world approved for commercial service on Inmarsat’s network. This hardware enables in-flight Internet access over Inmarsat’s I-4 satellites.
EMS’s recently-acquired operation in Australia continued to make important progress on design work for the Inmarsat next-generation satellite/GSM phone in the fourth quarter. Also during the quarter, EMS won a significant renewal contract to provide network services and airtime through 2008 for the NATO Blue Force Tracking system. EMS packet data terminal products and network services, deployed in this system in conjunction with Globecomm Systems Inc., allow NATO forces to monitor and protect their assets on the move.
The Company also received a significant order to supply search and rescue (“SAR”) equipment to Indonesia. The contract enhances EMS’s standing as the world-leading provider of terminals for the Cospas-Sarsat international satellite system, which we believe has saved more than 20,000 lives by providing distress alert and location data to countries’ SAR operations.
“Our satellite communications business continued to lead the Company with outstanding performance. The combination of 27 percent revenue growth in 2007 over 2006 and our efficient
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manufacturing capabilities enabled us to leverage our current cost structure and achieve 97 percent growth in operating income in 2007 compared with 2006. This achievement also reflects our success with targeted cost reductions that helped offset the effect of the stronger Canadian dollar on the reported results,” Domorski said.
Defense Achieves Record Backlog, First Commercial Anti-Jam Contract, New Order for Netcentric Warfare
In the fourth quarter, EMS strengthened core programs and continued to execute solidly in its defense and space business. This segment’s operating income for the fourth quarter of 2007 was $1.6 million, more than doubling Q4 2006 results. Its backlog reached an all-time high of $65.7 million at the end of 2007, which exceeds total defense and space revenues for the entire fiscal year. The major new-orders highlight of the fourth quarter was winning the first EMS commercial contract for an anti-jam beam-forming network solution for the protection of commercial satellites.
The B-2 EHF program, the F-22 Raptor, SIRFC and Phalanx defense programs delivered additional orders in Q4. EMS received follow-on orders for continued engineering efforts on the B-2 EHF program. This EMS antenna system will allow the B-2 to remain connected to the U.S. defense communications network, even as the military makes the transition to the new Advanced EHF satellite system. In addition, EMS received an order to continue production work on the Phalanx Close-in Weapon System, a long-running program where EMS supplies RF electronics in the radar system. This radar-guided gun system — designed to defeat missile attacks — is on virtually all U.S. warships.
EMS made significant progress in the emerging netcentric-warfare segment of its business. EMS was selected by BAE Systems to develop the air and ground tactical-link antenna systems for the Navy. This contract is the second major award for EMS’s antenna technology for Navy platforms this year. In June, EMS was selected to develop the Hawklink terminal antenna in support of the U.S. Navy’s new helicopter.
“The defense and space area was a steady contributor in 2007, with sales growing 13 percent and operating income increasing 88 percent in 2007 as compared with 2006. This business is benefiting
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from a management team that is focused on execution, growing the business and improving the mix of contracts – all of which have resulted in solid performance and strong operating margins,” said Domorski.
Sustained LXE Profitability, New Products Well Received, Positioned to Grow Vehicle-Mount Market Leadership
LXE revenues of $35.4 million in the fourth quarter resulted in overall growth for this segment 2007. Gross margins remained healthy and comparable with prior periods. LXE fourth-quarter performance also accounted for a third of the Company’s fourth-quarter operating income.
The Company had significant new account wins in the Americas and International markets, including Gap in the U.S. for the LXE HX2 wearable computer, Porsche in Germany for the LXE MX8, and a strategic port win with Vietnam’s largest seaport. In Q4, the Company made the first customer shipments of its LXE MX8 handheld computer. The LXE MX8 is the Company’s smallest and lightest handheld, perfect for use in light industrial and retail environments, and a strong complement to the flagship LXE MX7 handheld.
“We believe the Americas distribution market is showing signs of recovery as we start 2008. To increase the growth potential of our international business, we recently acquired Åkerströms Trux, Northern Europe’s market leader in vehicle-mount computers. With this $15 million acquisition, we will enhance our line of LXE products and boost our share of the growing European market at a time when the EMEA and Asia markets are significantly outpacing the Americas markets.
“In summary, the Company had an excellent fourth quarter and an exceptional year. All of us at EMS remain focused on strong performance in 2008. As we announced recently, our expected earnings from continuing operations for the 2008 fiscal year is in the range of $1.30 to $1.40 per share. This guidance includes expected growth in operating income of more than 17 percent compared with 2007,” Domorski concluded.
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About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE’s automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;
•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications – from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and
•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Thursday , February 28, 2008 in which the Company’s management will discuss the financial results for the fourth quarter of 2007. If you would like to participate in this conference, please call 866.682.6100 (international callers call 201.499.0416) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Thursday, March 6, 2008 by dialing 888.346.3949 and entering the following codes when prompted: PIN 0069873#, Option 4, Confirmation 20080221175399# (international callers use 404.260.5385 and the same codes when prompted).
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Statements contained in this press release regarding the Company’s expectations for its financial results for 2008, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;
•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;
•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;
•	U.S. defense budget pressures on near-term spending priorities;
•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;
•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;
•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;
•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;
•	successful transition of products from development stages to an efficient manufacturing environment;
•	changes in the rates at which our products are returned for repair or replacement under warranty;
•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;
•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;
•	the availability of financing for satellite data communications systems;
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•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;
•	the demand growth for various mobile and high-speed data communications services;
•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;
•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any acquired businesses, products or technologies do not perform as expected, are subject to undisclosed or unanticipated liabilities, or are otherwise dilutive to our earnings;
•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;
•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and
•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
     Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2006.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)

	Quarters Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2007	2006	2007	2006
Net sales	$76.0	72.4	287.9	261.1
Cost of sales	44.8	44.9	175.3	164.6
Selling, general and administrative expenses	19.3	17.8	74.5	66.3
Research and development expenses	4.9	3.8	18.8	15.8

Operating income	7.0	5.9	19.3	14.4
Interest income and other	1.2	0.6	5.4	2.2
Interest expense	(0.5)	(0.5)	(2.0)	(1.9)
Foreign exchange gain (loss)	(0.7)	0.1	(1.4)	(0.7)

Earnings before income taxes	7.0	6.1	21.3	14.0
Income tax expense (benefit)	(0.2)	(0.7)	2.1	(1.8)

Earnings from continuing operations	7.2	6.8	19.2	15.8
Gain (loss) from discontinued operations	(0.1)	18.7	(0.5)	17.2

Net earnings	$7.1	25.5	18.7	33.0

Net earnings (loss) per share:
Basic — from continuing operations	$0.47	0.45	1.25	1.08
Basic — from discontinued operations	(0.01)	1.23	(0.03)	1.18

Basic earnings per share	$0.46	1.68	1.22	2.26

Diluted — from continuing operations	$0.46	0.44	1.24	1.08
Diluted — from discontinued operations	—	1.23	(0.03)	1.17

Diluted earnings per share	$0.46	1.67	1.21	2.25

Weighted average number of shares:
Basic	15.4	15.3	15.4	14.6
Diluted	15.7	15.3	15.5	14.7
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EMS Technologies, Inc.
Consolidated Balance Sheets
(In millions)

	Dec 31	Dec 31
	2007	2006
Cash and cash equivalents	$134.0	109.6
Receivables billed, net	61.1	70.6
Unbilled receivables under long-term contracts	24.0	23.1

Trade accounts receivable, net	85.1	93.7

Inventories	29.0	26.0
Other current assets	7.1	9.7

Current assets	255.2	239.0

Net property, plant and equipment	39.9	31.8
Goodwill	10.0	10.0
Other assets	18.7	10.9

	$323.8	291.7

Bank debt and current installments of long-term debt	$3.2	3.1
Accounts payable	22.4	29.3
Other current liabilities	33.0	30.0

Current liabilities	58.6	62.4
Long-term debt, less current installments	10.5	11.8
Other liabilities	7.6	4.4
Shareholders’ equity	247.1	213.1

	$323.8	291.7

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EMS Technologies, Inc.
Segment Data
(In millions)

	Quarters Ended		Years Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2007	2006	2007	2006
Net sales
LXE	$35.4	38.3	138.8	138.0
Defense & Space Systems	14.9	15.4	59.1	52.4
SATCOM	25.7	18.7	90.0	70.7

Total	$76.0	72.4	287.9	261.1

Operating income
LXE	$2.3	3.9	7.1	11.0
Defense & Space Systems	1.6	0.8	4.9	2.6
SATCOM	4.5	2.2	12.2	6.2
Corporate and Other	(1.4)	(1.0)	(4.9)	(5.4)

Total	$7.0	5.9	19.3	14.4

Earnings from continuing operations
LXE	$1.4	2.3	4.3	6.6
Defense & Space Systems	1.0	0.5	2.9	1.3
SATCOM	4.1	2.5	11.7	6.1
Corporate and Other	0.7	1.5	0.3	1.8

Total	$7.2	6.8	19.2	15.8

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EMS Technologies, Inc.
Reconciliation of Non-GAAP Financial Information
For the Year Ended December 31, 2006
(in millions, except per share data)
This press release contains information regarding our continuing operations’ diluted earnings per share excluding certain R&D-related tax benefits in the 2006 fiscal year that are not expected to be recognized on a recurring basis. This measure is not prescribed by U.S. generally accepted accounting principles (“GAAP”). Management believes this non-GAAP measure provides more useful information to investors than the most comparable GAAP measure, because the non-GAAP measure more clearly reflects the performance of our businesses’ operating activities. Further, this non-GAAP measure is consistent with the manner in which management evaluated the financial performance of those businesses. However, this information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. Following is a reconciliation of our earnings from continuing operations and diluted earnings per share to the non-GAAP financial measure that excludes R&D-related tax benefits for the period.

	2006
		Diluted
	Earnings	EPS
Earnings from continuing operations, as reported	$15.8	1.08
Less:
- Recognition of U.S. federal tax credits for R&D costs incurred in prior years	(3.3)	(0.22)
- Adjustment of valuation allowance for deferred tax asset (mainly R&D-related) in Canada	(1.7)	(0.12)

Total	(5.0)	(0.34)

Earnings from continuing operations, as adjusted	$10.8	0.74

For further information please contact:	Don T. Scartz Chief Financial Officer 770-729-6510
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